EXHIBIT K-4

                       CILCO AND IPL CONTRIBUTIONS TO
                  AES/IPALCO CONSOLIDATED HOLDING COMPANY
                             (U.S. GAAP BASIS)
                                ($MILLIONS)


                                         1998            1999            2000
-------------------------------------------------------------------------------
GROSS REVENUES                           35.04%          29.96%          19.05%
CILCO                                     538              562            578
CILCORP (excluding CILCO)                  21              19              11
IPL                                       786              800            839
IPALCO (excluding IPL)                     35              34              34
AES (excluding CILCORP and IPALCO)       2,398            3,132          5,979
AES/CILCORP/IPALCO                       3,778            4,547          7,441
-------------------------------------------------------------------------------
OPERATING INCOME                         32.63%          27.07%          18.27%
CILCO                                      93              55             112
CILCORP (excluding CILCO)                 (1)             (14)            (8)
IPL                                       261              268            271
IPALCO (excluding IPL)                    (1)               -              2
AES (excluding CILCORP and IPALCO)        733              884           1,719
AES/CILCORP/IPALCO                       1,085            1,193          2,095
-------------------------------------------------------------------------------
NET INCOME                               39.61%          42.94%          24.15%
CILCO                                      41              16              51
CILCORP (excluding CILCO)                 (25)            (17)            (38)
IPL                                       140              137            139
IPALCO (excluding IPL)                    (10)             (9)            (6)
AES (excluding CILCORP and IPALCO)        311              229            642
AES/CILCORP/IPALCO                        457              356            788
-------------------------------------------------------------------------------
UNLEVERAGED NET INCOME                   23.52%          19.34%          12.29%
CILCO                                      59              34              70
CILCORP (excluding CILCO)                 (17)              9              10
IPL                                       179              176            177
IPALCO (excluding IPL)                     16              18              16
AES (excluding CILCORP and IPALCO)        775              855           1,740
AES/CILCORP/IPALCO                       1,012            1,092          2,013
NET ASSETS                               20.95%          13.08%          9.18%
CILCO                                    1,024            1,056          1,056
CILCORP (excluding CILCO)                 288              775            775
IPL                                      1,953            1,979          1,935
IPALCO (excluding IPL)                    166              337            335
AES (excluding CILCORP and IPALCO)       10,781          19,049          28,484
AES/CILCORP/IPALCO                       14,212          23,196          32,585
-------------------------------------------------------------------------------



                            IPL CONTRIBUTIONS TO
            AES/IPALCO ENTERPRISES CONSOLIDATED HOLDING COMPANY
                             (U.S. GAAP BASIS)
                                ($MILLIONS)



                                                         1998            1999           2000
-----------------------------------------------------------------------------------------------
GROSS REVENUES                                          22.70%          19.32%         11.83%
IPL                                                      786             800             839
IPALCO                                                    35              34             34
AES (excluding CILCO PUHCA-jurisdictional activities)   2,641           3,309           6,225
AES/IPALCO                                              3,462           4,144           7,098
-----------------------------------------------------------------------------------------------
OPERATING INCOME                                        25.49%          23.14%         13.34%
IPL                                                      261             268             271
IPALCO                                                   (1)              -               2
AES (excluding CILCO PUHCA-jurisdictional activities)    765             890            1,755
AES/IPALCO                                              1,024           1,158           2,028
-----------------------------------------------------------------------------------------------
NET INCOME                                              32.49%          39.57%         18.36%
IPL                                                      140             137             139
IPALCO                                                   (10)            (9)             (6)
AES (excluding CILCO PUHCA-jurisdictional activities)    301             218             624
AES/IPALCO                                               431             346             757
-----------------------------------------------------------------------------------------------
UNLEVERAGED NET INCOME                                  18.81%          16.92%          8.99%
IPL                                                      179             176             177
IPALCO                                                    16              18             16
AES (excluding CILCO PUHCA-jurisdictional activities)    757             846            1,776
AES/IPALCO                                               952            1,040           1,969
-----------------------------------------------------------------------------------------------
NET ASSETS                                              14.81%          8.69%           6.01%
IPL                                                     1,953           1,979           1,935
IPALCO                                                   166             337             335
AES (excluding CILCO PUHCA-jurisdictional activities)   11,070          20,467         29,902
AES/IPALCO                                              13,189          22,783         32,172
-----------------------------------------------------------------------------------------------